Exhibit 99

Manning & Napier, Inc. Appoints Independent Director; Expands Board to Eight Members

FAIRPORT, NY, November 23, 2015 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced that it has appointed Richard Barrington to the Company’s Board of Directors as an independent director. Mr. Barrington’s appointment expands the board to eight members, with five directors classified as independent. Mr. Barrington will serve on the Nominating and Corporate Governance, Compensation and Audit Committees.

Mr. Barrington, 54, currently serves as an independent financial journalist and a published author, contributing to publications such as Forbes.com and the Huffington Post, among others, as well as to scholastic books. Previously, he spent 23 years at Manning & Napier from 1983 through 2006, including 16 years as Managing Director of Client Services, in addition to several other roles across the operations and sales and marketing departments. He is a Chartered Financial Analyst and holds a bachelor’s degree in Communications from St. John Fisher College.

Commenting on appointment of Mr. Barrington, Patrick Cunningham, Chief Executive Officer of Manning & Napier, stated, “With the expansion of our board and Richard’s appointment as an independent board member, we are extending our commitment to remaining aligned with our shareholders by maintaining a majority independent board. Richard’s long history at our firm in key roles of client services, operations, and sales and marketing will provide our board with an additional layer of institutional knowledge and support as we look to enhance our client service offerings and further expand in strategic growth areas such as defined contribution. We look forward to Richard’s future contributions.”

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income, and alternative strategies, as well as a range of blended asset portfolios, such as life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

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